Exhibit 99.1

Press Release of Move, Inc., dated October 9, 2012.

MOVE, INC. NAMES JENNIFER DULSKI

TO COMPANY’S BOARD OF DIRECTORS

Entrepreneur Brings Broad Experience to New Role

CAMPBELL, Calif., October 9, 2012 — Move, Inc. (Nasdaq: MOVE) today announced the appointment of Jennifer Dulski, an entrepreneur who has founded two companies as well as served in senior roles at both Google and Yahoo!, to Move’s Board of Directors. The appointment of Dulski brings the number of Move Board members to seven.

“Jennifer is a strong addition to our Board of Directors,” said Joe Hanauer, Move’s Chairman of the Board. “Her experience in building businesses and her product background in internet commerce will make Jennifer an important voice in the future of the company.”

Dulski currently leads the product management team for shopping and product ads at Google.  She joined Google in 2011 when it acquired Dealmap, a company Dulski co-founded and served as its CEO from 2007 until its acquisition.  Dealmap indexed over 400,000 local deals every day, totaling more than $10 million in savings available from hundreds of sources, including national brands, daily deal websites, local businesses and consumers. Dealmap has since been incorporated into Google Offers.

Prior to Dealmap, Dulski served in multiple roles at Yahoo! from 1999 until 2007. Her last position was Yahoo’s group vice president and general manager of local and commerce, where she led a $500 million plus portfolio of businesses and a 500 person team across the local and marketplace properties, including local, maps, shopping, travel, automotive and real estate.

Additionally, Dulski founded and ran Summerbridge Pittsburgh (part of the Breakthrough Collaborative), a non-profit organization that launches high potential, underserved middle school students on the path to college and inspires high school and college students to pursue careers in education. Since 2008, she has chaired the board of the Silicon Valley site of Breakthrough. She also currently serves on the board of Little Passports, a global subscription commerce company inspiring children to learn about other countries and cultures.

Dulski received a MBA from S.C. Johnson Graduate School of Management at Cornell University, and a Bachelor’s degree in Psychology, also from Cornell University.

“I am delighted to be joining the Board of Directors of Move,” said Dulski, “I am impressed with the company’s balanced approach to serve both real estate industry professionals and consumers, and I see huge potential in its new mobile applications and other innovations.”

ABOUT MOVE

Move, Inc. (NASDAQ:MOVE), the leader in online real estate, operates: Realtor.com® and the award-winning Realtor.com suite of real estate search mobile apps; Top Producer Systems, a leading developer of real estate sales and marketing software; ListHub, the leading syndicator of real estate listings and performance reports; TigerLead Solutions, the premier lead generation and lead management system for real estate professionals; Move.com; Moving.com, and SeniorHousingNet. Move, Inc. is based in Campbell, California.

This press release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on Move’s future results.  The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contact:

Media:
Jennifer DuBois
805 557 3087
Jennifer.dubois@move.com

Investor Relations:
The Blueshirt Group
Alex Wellins
Jennifer Jarman
415 217 7722
MOVE@blueshirtgroup.com